SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 3, 1997



                  EXTENDED FAMILY CARE CORPORATION
                (formerly Cosmetic Sciences, Inc.)
    (Exact name of Registrant as specified in its charter)

                          NEW YORK
            (State or other jurisdiction of incorporation)

          0-9836                       22-2210547
  (Commission File Number)  (IRS Employer Identification No.)


ONE OLD COUNTRY ROAD, SUITE 335, CARLE PLACE, NY     11514
 (Address of principal executive offices)           (Zip Code)


(Former address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (516) 248-2273





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Item 5.           Other Events.

                  On January 3, 1997, Extended Family Care Corporation (the "Registrant"), EFCC Acquisition Corp., a New York corporation ("Merger Sub") and Star Multi Care Services, Inc., a New York corporation ("Star"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, (i) Star will acquire 100% of the outstanding common stock of the Registrant; and (ii) the Registrant will be merged with and into Merger Sub and thereupon the separate existence of the Registrant shall cease and Merger Sub, as the Surviving Corporation, shall continue to exist (the "Merger"). Star is engaged in providing custodial and home health care services, and staffing to hospitals and other medical facilities throughout the New York City metropolitan area, Long Island, upstate New York, New Jersey, southeastern Florida and Ohio.

                  Under the terms of the Merger Agreement, the holders of all of the outstanding shares of the Registrant's common stock will receive consideration of $2.4 million in cash, or approximately 6.4 cents per share, and $4.85 million in Star common stock, or approximately 12.9 cents per share, for total consideration of $7.25 million, or approximately 19.3 cents per share. As part of the Merger Agreement, the Registrant will also be paying a special cash dividend to its shareholders of $750,000, or 2.3 cents per share, prior to the closing of the Merger. It is anticipated that the Merger will be treated as a tax-free reorganization for federal income tax purposes to the extent of Star common stock received by the Registrant's shareholders.

                  The Merger is expected to be completed by August of 1997, subject to certain conditions set forth in the Merger Agreement, including, but not limited to, approval by certain state regulatory boards and by the shareholders of each of Star and the Registrant. In addition, either Star or the Registrant may terminate the Merger Agreement under certain circumstances, as set forth in the Merger Agreement.

                  The  above   figures give  effect  to  a  merger  of  the
Registrant's 83% owned subsidiary, TPC Home Care Services, Inc., ("TPC"), into the Registrant, which is expected to occur, subject to shareholder and board of director approval of the Registrant and TPC, prior to the Merger. It is anticipated that the minority shareholders of TPC will receive common shares of the Registrant in TPC's merger with the Registrant. The anticipated merger of TPC into the Registrant will not be conditioned upon the completion of the Merger.

Item 7.           Financial Statements and Exhibits.

Exhibit No.                Description of Exhibit

         1 Agreement and Plan of Merger, dated as of January 3, 1997 among Star, Merger Sub and the Registrant (included as Exhibit 1 to the amended Schedule 13D filed by Stephen Sternbach on January 17,1997 and incorporated herein by reference thereto).

                                   2


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                                                    SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EXTENDED FAMILY CARE CORPORATION

                                      By:  /s/ Joseph Heller
                                         Name: Joseph Heller
                                         Title: Vice President


Dated:  January 20, 1997

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